As filed with the Securities and Exchange Commission on September 19, 2001
                                                      Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                                 COPYTELE, INC.

             (Exact Name of Registrant as Specified in its Charter)

             Delaware                                   11-2622630
(State or Other Jurisdiction of
 Incorporation or Organization)            (I.R.S. Employer Identification No.)

                              900 Walt Whitman Road
                            Melville, New York 11747
                                 (631) 549-5900
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)
                    COPYTELE, INC. 2000 SHARE INCENTIVE PLAN

                              (Full Title of Plan)
                                 Denis A. Krusos
                Chairman of the Board and Chief Executive Officer
                                 CopyTele, Inc.
                              900 Walt Whitman Road
                            Melville, New York 11747
                                 (631) 549-5900
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent for Service)

                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================================
    Title of Each Class of Securities to be          Amount to be        Proposed Maximum      Proposed Maximum       Amount of
                   Registered                       Registered(1)       Offering Price Per    Aggregate Offering  Registration Fee
                                                                             Share(2)              Price(2)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share          5,000,000 shares (3)         $0.425              $2,125,000         $531.25
===================================================================================================================================

(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
(2) Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low sales prices of the Registrant's Common Stock on the Nasdaq National Market on September 10, 2001.
(3) Represents the registration of shares of Common Stock issuable under the CopyTele, Inc. 2000 Share Incentive Plan.

                                EXPLANATORY NOTE

This Registration Statement registers 5,000,000 additional shares of common stock of CopyTele, Inc. (the "Company"), par value $.01 per share (the "Common Stock"), for issuance pursuant to the Company's 2000 Share Incentive Plan, as amended. The contents of an earlier Registration Statement on Form S-8 in respect of the Company's 2000 Share Incentive Plan, as filed with the Securities and Exchange Commission on January 9, 2001, Registration No. 333-53416 are hereby incorporated by reference.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized at Melville, State of New York, on this 19th day of September, 2001.

                                 CopyTele, Inc.


                                 By:  DENIS A. KRUSOS
                                      -----------------------------------------
                                      Denis A. Krusos
                                      Chairman of the Board and Chief Executive
                                      Officer


                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Denis A. Krusos and Frank J. DiSanto acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                 Title                                                  Date
---------                                 -----                                                  ----
DENIS A. KRUSOS                           Chairman of the Board, Chief Executive Officer and     September 19, 2001
-------------------------------------     Director (Principal Executive Officer)
Denis A. Krusos

FRANK J. DISANTO                          President and Director                                 September 19, 2001
-------------------------------------
Frank J. DiSanto

HENRY P. HERMS                            Vice President-Finance, Chief Financial Officer and    September 19, 2001
-------------------------------------     Director (Principal Financial and Accounting
Henry P. Herms                            Officer)

ANTHONY BOWERS                            Director                                               September 19, 2001
-------------------------------------
Anthony Bowers

GEORGE P. LAROUNIS                        Director                                               September 19, 2001
-------------------------------------
George P. Larounis

LEWIS H. TITTERTON                        Director                                               September 19, 2001
-------------------------------------
Lewis H. Titterton


                                  EXHIBIT INDEX


Exhibit No.                              Description
-----------                              -----------
   4(a)     -        Certificate of Incorporation of the Company, as amended,
                     filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1992 (incorporated by reference).

   4(b)     -        By-Laws of the Company, as amended and restated, filed as
                     Exhibit 4(b) to the Company's Registration Statement on
                     Form S-8, Registration No. 33-49402 (incorporated by reference).

   4(c)     -        CopyTele, Inc. 2000 Share Incentive Plan (the "Plan"),
                     filed as Annex A to the Company's Proxy Statement dated
                     June 12, 2000 (incorporated by reference).

   4(d) Amendment No. 1 to the Plan, filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 2001 (incorporated by reference).

   5        -        Opinion and consent of Weil, Gotshal & Manges LLP (filed
                     herewith).

   23(a)    -        Consent of Arthur Andersen LLP (filed herewith).

   23(b)    -        Consent of Weil, Gotshal & Manges LLP (included in Exhibit
                     5).